SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): April 30, 2003
                                                           --------------



                               OUTBACK STEAKHOUSE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Delaware              1-15935              59-3061413
  ---------------       ----------------        -------------
  (State or other       (Commission File        (IRS Employer
  jurisdiction of           Number)          Identification No.)
   incorporation


    2202 North Westshore Boulevard, 5th Floor
               Tampa, Florida                     33607
    -----------------------------------------   ----------
    (Address of principal executive offices)    (Zip Code)



  Registrant's telephone number, including area code: (813) 282-1225
                                                      --------------

                          Not applicable.
      -------------------------------------------------------------
      (Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

Item 5. Other Events

     Paul E. Avery, a director of the Company, and director and officer of certain affiliates of the Company, entered into a stock trading plan on April 30, 2003, in accordance with Rule 10b5-1 to exercise stock options to purchase, and upon exercise to sell, up to 82,500 shares of the Company's common stock. The plan provides for option exercises and subsequent sales of specified share amounts at specific market prices, subject to specified limitations. Option exercises and sales pursuant to this plan may begin on April 30, 2003 and will terminate on August 31, 2003, unless terminated sooner in accordance with the plan's terms. This plan was established during the Company's trading "window." In addition, Mr. Avery has informed the Company that he will publicly disclose any stock exercises and stock sales made under the Rule 10b5-1 plan as required by the securities laws.



                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         OUTBACK STEAKHOUSE, INC.



DATED: May 1, 2003.      By:/s/ Joseph J. Kadow
                           Joseph J. Kadow, Senior Vice President,
                           Secretary and General Counsel